Exhibit 99.1

e.l.f. Beauty Announces Second Quarter Fiscal 2022 Results
– Delivered 27% Net Sales Growth –
– Gained 30 Basis Points of Market Share in Nielsen U.S. Color Cosmetics –
– Raises Fiscal 2022 Net Sales Guidance –
OAKLAND, California; November 3, 2021 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and six months ended September 30, 2021.
“I am proud of the e.l.f. Beauty team for delivering our eleventh consecutive quarter of net sales growth,” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. “In the second quarter, e.l.f. grew sales 27% versus year ago and was again the only top 5 color cosmetics brand to grow market share above pre-pandemic levels, per Nielsen. Our performance demonstrates that our five strategic imperatives are driving results and we remain confident in the long-term growth potential for our portfolio of brands.”
Three Months Ended September 30, 2021 Results
For the three months ended September 30, 2021, compared to the three months ended September 30, 2020:
•Net sales increased 27% to $91.9 million, primarily driven by strength in our national and international retailers.
•Gross margin decreased approximately 200 basis points to 63%, primarily driven by unfavorable foreign exchange rates, an increase in freight and shipping costs and an increase in inventory adjustments, partially mitigated by price increases, cost savings and mix.
•Selling, general and administrative expenses ("SG&A") increased $5.3 million to $50.4 million or 55% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $7.9 million to $45.2 million, or 49% of net sales. The increase in SG&A was primarily due to investments in marketing and digital and increased operational costs.
•The provision for income taxes was $0.5 million.
•Net income was $5.7 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $11.3 million.
•Diluted earnings per share were $0.11 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.21.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $18.5 million, or 20% of net sales, up 29% year over year.

Six Months Ended September 30, 2021 Results
For the six months ended September 30, 2021, compared to the six months ended September 30, 2020:
•Net sales increased 38% to $188.9 million, primarily driven by strength in our national and international retailers.
•Gross margin decreased approximately 260 basis points to 63.5%, primarily driven by unfavorable foreign exchange rates and elevated transportation costs.
•SG&A increased $15.7 million to $101.2 million or 53.6% of net sales. Adjusted SG&A increased $20.4 million to $90.7 million, or 48.0% of net sales. The increase in SG&A was primarily due to investments in marketing and digital and increased operational costs.
•The provision for income taxes was $2.0 million.
•Net income was $14.0 million on a GAAP basis. Adjusted net income was $25.6 million.
•Diluted earnings per share were $0.26 on a GAAP basis. Adjusted diluted earnings per share were $0.48.
•Adjusted EBITDA was $40.2 million or 21.3% of net sales, up 35% year over year.
Balance Sheet
As of September 30, 2021, the Company had $41.7 million in cash and cash equivalents and $93.9 million in long-term debt and finance lease obligations, as compared to $41.0 million in cash and cash equivalents and $118.6 million of long-term debt and finance lease obligations as of September 30, 2020.
Fiscal 2022 Outlook
The Company is providing the following updated outlook for fiscal 2022. When compared to the previous outlook, the updated outlook for fiscal 2022 reflects an expected 14-16% increase in net sales, as compared to an expected 12-14% increase previously.

	Updated Fiscal 2022 Outlook	Previous Fiscal 2022 Outlook
Net sales	$364-370 million	$357-364 million
Adjusted EBITDA	$66.5-68.0 million	$66.5-68.0 million
Adjusted effective tax rate	23-24%	24-25%
Adjusted net income	$36.0-37.5 million	$36.0-37.5 million
Adjusted diluted earnings per share	$0.65-0.68	$0.65-0.68
Weighted average diluted shares outstanding	55 million	55 million
Webcast Details
The Company will hold a webcast to discuss the results from its second quarter fiscal 2022 today, November 3, 2021, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/news-and-events/events. For those unable to listen to the live broadcast, an archived version will be available at the same location.
About e.l.f. Beauty
e.l.f. Beauty stands with every eye, lip, face and paw. This deep commitment to inclusive, accessible, cruelty-free beauty has fueled the success of our namesake e.l.f. Cosmetics brand since 2004. With the addition of pioneering clean-beauty brand W3LL PEOPLE and launch of the lifestyle beauty brand Keys Soulcare created with Alicia Keys, we continue to strategically expand our portfolio with brands that support our purpose and values. Our family of brands is available online, and across leading beauty, mass-market, and clean beauty specialty retailers.

Learn more by visiting investor.elfbeauty.com.

Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, costs related to the automation of certain warehouse and distribution activities, and amortization related to certain cloud computing costs. Adjusted SG&A excludes costs related to stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities. Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring costs, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred. Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

With respect to the Company’s expectations under “Fiscal 2022 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2022 under “Fiscal 2022 Outlook” above and those statements that the Company’s five strategic imperatives are driving results and that the Company remains confident regarding the long-term growth potential for its portfolio of brands. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; the Company’s ability to effectively manage its SG&A and other expenses; and the uncertainty regarding the impact of the COVID-19 pandemic. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
Melinda Fried	Brittany Fraser
Head of Corporate Communications mfried@elfbeauty.com	ICR, Inc. elfpr@icrinc.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Net sales	$91,855	$72,350	$188,902	$136,877
Cost of sales	33,870	25,212	69,011	46,398
Gross profit	57,985	47,138	119,891	90,479
Selling, general and administrative expenses	50,447	45,170	101,196	85,502
Restructuring expense	96	—	82	—
Operating income	7,442	1,968	18,613	4,977
Other expense, net	(646)	(859)	(808)	(889)
Interest expense, net	(597)	(905)	(1,342)	(2,373)
Loss on extinguishment of debt	—	—	(460)	—
Income before provision for income taxes	6,199	204	16,003	1,715
Income tax (provision) benefit	(475)	243	(2,003)	244
Net income	$5,724	$447	$14,000	$1,959
Comprehensive income	$5,724	$447	$14,000	$1,959

Net income per share:
Basic	$0.11	$0.01	$0.28	$0.04
Diluted	$0.11	$0.01	$0.26	$0.04
Weighted average shares outstanding:
Basic	50,875,618	49,147,366	50,711,000	49,036,519
Diluted	53,541,724	51,748,437	53,475,988	51,344,797

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2021	March 31, 2021	September 30, 2020
Assets
Current assets:
Cash and cash equivalents	$41,694	$57,768	$41,041
Accounts receivable, net	44,374	40,185	33,844
Inventory, net	76,816	56,810	64,486
Prepaid expenses and other current assets	18,420	15,381	12,389
Total current assets	181,304	170,144	151,760
Property and equipment, net	13,945	13,770	16,270
Intangible assets, net	90,225	94,286	98,348
Goodwill	171,620	171,620	171,620
Investments	2,875	2,875	2,875
Other assets	33,043	34,698	32,551
Total assets	$493,012	$487,393	$473,424

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$19,254	$16,281	$14,219
Accounts payable	19,299	15,699	20,544
Accrued expenses and other current liabilities	32,665	41,351	26,264
Total current liabilities	71,218	73,331	61,027
Long-term debt and finance lease obligations	93,865	110,255	118,577
Deferred tax liabilities	15,114	13,479	19,466
Long-term operating lease obligations	17,919	20,084	19,185
Other long-term liabilities	803	598	516
Total liabilities	198,919	217,747	218,771

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of September 30, 2021, March 31, 2021 and September 30, 2020; 52,035,864, 51,590,830 and 50,972,425 shares issued and outstanding as of September 30, 2021, March 31, 2021 and September 30, 2020, respectively	511	504	494
Additional paid-in capital	784,881	774,441	763,731
Accumulated deficit	(491,299)	(505,299)	(509,572)
Total stockholders' equity	294,093	269,646	254,653
Total liabilities and stockholders' equity	$493,012	$487,393	$473,424

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Six months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$14,000	$1,959
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,349	12,597
Restructuring expense	82	—
Stock-based compensation expense	9,387	10,012
Amortization of debt issuance costs and discount on debt	211	428
Deferred income taxes	1,635	(2,465)
Loss on extinguishment of debt	460	—
Other, net	257	(26)
Changes in operating assets and liabilities:
Accounts receivable	(4,374)	(4,123)
Inventories	(19,958)	(18,270)
Prepaid expenses and other assets	(6,379)	(3,008)
Accounts payable and accrued expenses	(5,878)	7,962
Other liabilities	(2,018)	(1,653)
Net cash provided by operating activities	774	3,413

Cash flows from investing activities:
Purchase of property and equipment	(3,649)	(2,746)
Net cash used in investing activities	(3,649)	(2,746)

Cash flows from financing activities:
Proceeds from revolving line of credit	26,480	20,000
Repayment of revolving line of credit	(13,000)	(20,000)
Proceeds from long term debt	25,581	—
Repayment of long-term debt	(52,025)	(5,569)
Debt issuance costs paid	(1,064)	(334)
Cash received from issuance of common stock	1,224	511
Other, net	(395)	(401)
Net cash used in financing activities	(13,199)	(5,793)

Net decrease in cash and cash equivalents	(16,074)	(5,126)
Cash and cash equivalents - beginning of period	57,768	46,167
Cash and cash equivalents - end of period	$41,694	$41,041

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Net income	$5,724	$447	$14,000	$1,959
Interest expense, net	597	905	1,342	2,373
Income tax provision (benefit)	475	(243)	2,003	(244)
Depreciation and amortization	5,908	5,263	11,029	10,623
EBITDA	$12,704	$6,372	$28,374	$14,711
Restructuring expense (a)	96	—	82	—
Stock-based compensation	5,107	5,385	9,387	10,012
Loss on extinguishment of debt (b)	—	—	460	—
Other non-cash and non-recurring costs (c)	588	2,535	1,890	5,112
Adjusted EBITDA	$18,495	$14,292	$40,193	$29,835

(a) Restructuring expense during the three and six months ended September 30, 2021 relates to the closure of the Company’s manufacturing plant, including impairment of plant assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing plant employees and sub lease income.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, costs related to the automation of certain warehouse and distribution activities, and amortization related to certain cloud computing costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Selling, general, and administrative expenses	$50,447	$45,170	$101,196	$85,502
Stock-based compensation	(5,033)	(5,385)	(9,223)	(10,012)
Other non-cash and non-recurring costs (a)	(240)	(2,535)	(1,237)	(5,112)
Adjusted selling, general, and administrative expenses	$45,174	$37,250	$90,736	$70,378

(a) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Net income	$5,724	$447	$14,000	$1,959
Restructuring expense (a)	96	—	82	—
Stock-based compensation	5,107	5,385	9,387	10,012
Other non-cash and non-recurring costs (b)	240	2,535	1,237	5,112
Loss on extinguishment of debt (c)	—	—	460	—
Amortization of acquired intangible assets (d)	2,031	2,031	4,062	4,062
Tax Impact (e)	(1,931)	(2,309)	(3,676)	(4,439)
Adjusted net income	$11,267	$8,089	$25,552	$16,706

Weighted average number of shares outstanding – diluted	53,541,724	51,748,437	53,475,988	51,344,797
Adjusted diluted earnings per share	$0.21	$0.16	$0.48	$0.33

(a) Restructuring expense during the three and six months ended September 30, 2021 relates to the closure of the Company’s manufacturing plant, including impairment of plant assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing plant employees and sub lease income.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships, trademarks and favorable leases.
(e) Represents the tax impact of the above adjustments.